FOR IMMEDIATE RELEASE

CONTACT:           STEVEN KESSLER
CHIEF FINANCIAL OFFICER
RESOURCE AMERICA, INC.
ONE CRESCENT DRIVE, SUITE 203
PHILADELPHIA, PA 19112
215/546-5005, 215/546-4785 (fax)

RESOURCE AMERICA, INC.
REPORTS OPERATING RESULTS
FOR THE THIRD FISCAL QUARTER ENDED JUNE 30, 2007

Philadelphia, PA, August 6, 2007 - Resource America, Inc. (Nasdaq: REXI) (the "Company") reported income from continuing operations of $6.0 million and $15.8 million for the third fiscal quarter and nine months ended June 30, 2007, respectively, as compared to $3.1 million and $13.4 million for the third fiscal quarter and nine months ended June 30, 2006, respectively, an increase of $2.8 million (91%) and $2.4 million (18%), respectively.  Income from continuing operations per common share-diluted was $0.31 and $0.83 per common share for the third fiscal quarter and nine months ended June 30, 2007, respectively, as compared to income from continuing operations per common share-diluted of $0.16 and $0.70 per common share for the third fiscal quarter and nine months ended June 30, 2006, respectively, an increase of $0.15 (94%) and $0.13 (19%), respectively.

The Company’s discontinued operations for the three months ended June 30, 2007 was negatively impacted primarily by $1.9 million of interest expense on the Company’s 2005 and 2004 IRS tax assessments related to its legacy loan portfolio and a $374,000 write down taken on a held for sale property, net of a tax benefit of $811,000.

Net income was $4.5 million, or $0.24 per common share-diluted, and $14.3 million, or $0.75 per common share-diluted, for the third fiscal quarter and nine months ended June 30, 2007, respectively, as compared to  net income of $3.0 million, or $0.16 per common share-diluted and $15.8 million, or $0.82 per common share-diluted, for the third fiscal quarter and nine months ended June 30, 2006, respectively.

Assets under management increased to $16.8 billion at June 30, 2007 from $10.5 billion at June 30, 2006, an increase of $6.3 billion (60%).

The following table details the Company’s assets under management by operating segment:

At June 30,
	2007	2006
Financial fund management	$14.2 billion	$9.2 billion
Real estate	1.5 billion	0.7 billion
Commercial finance	1.1 billion	0.6 billion
	$16.8 billion	$10.5 billion

Operating income as adjusted, before depreciation and amortization, was $20.1 million and $45.8 million for the third fiscal quarter and nine months ended June 30, 2007, as compared to $5.7 million and $21.5 million for the third fiscal quarter and nine months ended June 30, 2006, an increase of $14.3 million and $24.3 million, respectively. The following reconciles operating income as adjusted to operating income (in thousands):

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Operating income	$19,344	$5,056	$43,618	$19,158
Plus:
Depreciation and amortization	728	681	2,156	2,355
Operating income as adjusted	$20,072	$5,737	$45,774	$21,513

Management of the Company believes that operating income as adjusted provides additional information with respect to the Company’s ability to meet its debt service, capital expenditures and working capital requirements.  This measure is similar to earnings before interest, taxes, depreciation and amortization, or EBITDA, a commonly used measure of a business’ ability to generate cash flow without consideration of its financing structure.  EBITDA is widely used by commercial banks, investment bankers, rating agencies and investors in evaluating performance relative to peers and pre-set performance standards.  Neither adjusted operating income nor EBITDA are measures of financial performance under generally accepted accounting principles, or GAAP, and, accordingly, should not be considered as a substitute for net income or cash flows from operating activities prepared in accordance with GAAP.

Resource America, Inc. is a specialized asset management company that uses industry specific expertise to generate and administer investment opportunities for its own account and for outside investors in the financial fund management, real estate and commercial finance sectors.

A description of how the Company calculates assets under management is set forth in Item 1 of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006.

For more information, please visit our website at www.resourceamerica.com or contact investor relations at pschreiber@resourceamerica.com.

Highlights for the Third Fiscal Quarter Ended June 30, 2007 and Recent Developments

®
The Company entered into a new 5-year $75.0 million loan and security agreement with Commerce Bank, N.A., and U.S. Bank, N.A.  This facility replaces the $25.0 million revolving credit facility the Company previously had with Commerce Bank.

®	On July 27, 2007, the Board of Directors of the Company announced a new share repurchase plan for up to $50.0 million of its outstanding shares.

®
The Company established a new division that will seek to sponsor investment vehicles that will make majority private equity investments in banks.  This division will augment the Company’s existing private equity programs that have raised $62.1 million to invest in banks.  The Company hired Kent Carstater to lead the new effort.  Mr. Carstater was formerly a principal in the investment banking group at Keefe, Bruyette & Woods, an investment bank specializing in the financial services sector.

®
Resource Capital Corp. (“RCC”), a real estate investment trust (“REIT”) managed by the Company and in which the Company owns approximately 1.9 million common shares, declared a cash dividend of $0.41 per common share for the quarter ended June 30, 2007.

®
In June 2007, LEAF Financial Corporation (“LEAF”), the Company’s commercial finance asset manager, along with its investment partnerships, acquired substantially all of the assets of the leasing division of Pacific Capital Bank, N.A., for approximately $282.2 million, including acquisition costs.  LEAF's investment partnerships acquired $269.5 million of leases and notes of which $201.7 million were acquired during the quarter ended June 30, 2007.  LEAF will retain the lease origination and management platform as well as an experienced small ticket leasing team including senior management, originations, and operations personnel that will continue to operate in California and is expected to add in excess of $100.0 million in annual lease and note origination capability.

®
LEAF increased its assets under management to $1.1 billion at June 30, 2007, an increase of $520.0 million (95%) from June 30, 2006.  LEAF increased its commercial finance originations to $396.9 million for the third fiscal quarter ended June 30, 2007, an increase of $279.2 million (237%) from the third fiscal quarter ended June 30, 2006.

®	The Company’s financial fund management operating segment increased its assets under management at June 30, 2007 to $14.2 billion, an increase of $5.0 billion (54%) from June 30, 2006.

®
Resource Real Estate Holdings, Inc. (“RRE”), the Company’s real estate asset manager that invests in and manages real estate investment vehicles for itself and for outside investors and operates the Company’s commercial real estate debt platform, increased its assets under management to $1.5 billion at June 30, 2007, an increase of $0.8 billion (112%) from June 30, 2006.

®
LEAF had three bank facilities as of June 30, 2007 with an aggregate outstanding balance of $281.0 million.  As of August 3, 2007, these three facilities had an aggregate outstanding balance of $190.6 million.  These facilities are non-recourse to the Company and are secured by the leases and notes financed thereunder, which assets had a value of $313.9 million as of June 30, 2007 and $208.5 million as of August 3, 2007. LEAF uses these bank facilities to finance leases and notes that it subsequently sells to investment partnerships that LEAF sponsors and manages.

®
The Company’s bank loan business had two outstanding warehouse facilities as of June 30, 2007, with an aggregate outstanding balance of $414.2 million ($264.5 million as of August 3, 2007). The Company shares the risk of first loss on these facilities with the financial institutions that sponsor them, but the Company’s maximum exposure under these facilities is $14.1 million after taxes, of which $9.0 million in restricted cash has been deposited in escrow.  The Company is currently marketing Apidos VI which will, upon its pricing which is anticipated to take place in September 2007, acquire the majority of the loans financed by these facilities.

Statements made in this release include forward-looking statements, which involve substantial risks and uncertainties.  The Company’s actual results, performance or achievements could differ materially from those expressed or implied in this release.  For information pertaining to risks relating to these forward-looking statements, reference is made to the section “Risk Factors” contained in Item 1A of the Company’s Annual Report on Form 10-K.

The remainder of this release contains the Company’s unaudited consolidated balance sheets, consolidated statements of income, consolidated statements of cash flows and a reconciliation of net cash used in operating activities of continuing operations to net cash provided by operating activities of continuing operations as adjusted.

RESOURCE AMERICA, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	June 30, 2007	September 30, 2006
	(unaudited)
ASSETS
Cash	$17,169	$37,622
Restricted cash	15,906	8,103
Receivables	15,671	2,312
Receivables from managed entities	22,579	8,795
Investments in commercial finance	313,900	108,850
Loans held for investment	414,290	69,314
Investments in real estate	47,097	50,104
Investment securities available-for-sale	67,487	64,857
Investments in unconsolidated entities	35,039	26,626
Property and equipment, net	11,725	9,525
Deferred income taxes	18,577	6,408
Goodwill	12,692	−
Other assets	27,599	24,237
Total assets	$1,019,731	$416,753

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable, accrued expenses and other liabilities	$59,142	$29,526
Payables to managed entities	950	1,579
Borrowings	748,631	172,238
Deferred income tax liabilities	3,246	10,746
Minority interests	8,750	9,602
Total liabilities	820,719	223,691

Commitments and contingencies	−	−

Stockholders’ equity:
Preferred stock, $1.00 par value, 1,000,000 shares authorized; none outstanding	-	-
Common stock, $.01 par value, 49,000,000 shares authorized; 26,702,748 and 26,401,708 shares issued, respectively	267	264
Additional paid-in capital	264,461	259,882
Retained earnings	36,268	25,464
Treasury stock, at cost; 9,207,618 and 9,110,290 shares, respectively	(99,522)	(96,960)
ESOP loan receivable	(446)	(465)
Accumulated other comprehensive (loss) income	(2,016)	4,877
Total stockholders’ equity	199,012	193,062
	$1,019,731	$416,753

RESOURCE AMERICA, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
REVENUES
Financial fund management	$19,094	$7,376	$47,511	$20,669
Real estate	7,008	4,500	18,580	18,360
Commercial finance	12,808	5,885	28,461	16,483
	38,910	17,761	94,552	55,512
COSTS AND EXPENSES
Financial fund management	5,925	2,700	15,878	7,764
Real estate	3,971	3,286	10,179	8,265
Commercial finance	5,416	3,911	13,607	10,382
General and administrative	3,526	2,127	9,114	7,588
Depreciation and amortization	728	681	2,156	2,355
	19,566	12,705	50,934	36,354
OPERATING INCOME	19,344	5,056	43,618	19,158

OTHER INCOME (EXPENSE)
Interest expense	(10,176)	(1,894)	(22,461)	(5,559)
Minority interests	(980)	(465)	(2,255)	(1,236)
Other income, net	2,079	809	6,418	3,644
	(9,077)	(1,550)	(18,298)	(3,151)
Income from continuing operations before income taxes and cumulative effect of a change in accounting principle	10,267	3,506	25,320	16,007
Provision for income taxes	4,312	393	9,477	2,579
Income from continuing operations before cumulative effect of a change in accounting principle	5,955	3,113	15,843	13,428
(Loss) income from discontinued operations, net of tax	(1,450)	(113)	(1,506)	977
Cumulative effect of a change in accounting principle, net of tax	−	−	−	1,357
NET INCOME	$4,505	$3,000	$14,337	$15,762

Basic earnings per common share:
Continuing operations	$0.34	$0.18	$0.91	$0.76
Discontinued operations	(0.08)	(0.01)	(0.09)	0.05
Cumulative effect of accounting change	−	−	−	0.08
Net income	$0.26	$0.17	$0.82	$0.89
Weighted average shares outstanding	17,569	17,536	17,463	17,727

Diluted earnings per common share:
Continuing operations	$0.31	$0.16	$0.83	$0.70
Discontinued operations	(0.07)	−	(0.08)	0.05
Cumulative effect of accounting change	−	−	−	0.07
Net income	$0.24	$0.16	$0.75	$0.82
Weighted average shares outstanding	19,210	19,107	19,215	19,191

Dividends declared per common share	$0.07	$0.06	$0.20	$0.18

RESOURCE AMERICA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended June 30,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$14,337	$15,762
Adjustments to reconcile net income to net cash used in operating activities:
Cumulative effect of a change in accounting principle, net of tax	−	(1,357)
Depreciation and amortization	2,712	2,355
Discount on receivables from managed entities	344	−
Equity in earnings of unconsolidated entities	(11,637)	(6,497)
Minority interests	2,255	1,236
Distributions from unconsolidated entities	12,995	9,824
Loss (income) from discontinued operations	1,506	(977)
Gain on sale of assets	(6,783)	(6,971)
Deferred income tax (benefit) provision	(6,884)	1,981
Non-cash compensation on long-term incentive plans	1,983	1,346
Non-cash compensation issued	1,630	1,614
Non-cash compensation received	(1,550)	(1,259)
Increase in commercial finance investments	(137,620)	(49,444)
Changes in operating assets and liabilities	(1,734)	(15,999)
Net cash used in operating activities of continuing operations	(128,446)	(48,386)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(3,406)	(3,674)
Payments received on real estate loans and real estate	15,703	30,623
Investments in real estate	(16,245)	(32,531)
Purchase of investments	(19,821)	(34,380)
Proceeds from sale of investments	6,158	5,415
Increase in restricted cash	(7,166)	−
Net cash paid for acquisition	(20,708)	−
Increase in other assets	(3,423)	(1,676)
Net cash used in investing activities of continuing operations	(48,908)	(36,223)
CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in borrowings	559,278	397,187
Principal payments on borrowings	(395,169)	(336,925)
Dividends paid	(3,533)	(3,206)
Distributions paid to minority interest holders	(2,040)	(1,274)
Proceeds from issuance of stock	927	125
Purchase of treasury stock	(2,777)	(13,458)
Tax benefit from the exercise of stock options	1,887	−
Net cash provided by financing activities of continuing operations	158,573	42,449
CASH FLOWS FROM DISCONTINUED OPERATIONS:
Operating activities	(527)	13
Investing activities	−	39,842
Financing activities	(1,145)	−
Net cash (used in) provided by discontinued operations	(1,672)	39,855
Net cash retained by entities previously consolidated	−	(3,825)
Decrease in cash	(20,453)	(6,130)
Cash at beginning of period	37,622	30,353
Cash at end of period	$17,169	$24,223

Reconciliation of Net Cash Used In Operating Activities of Continuing Operations to Net Cash Provided By Operating Activities of Continuing Operations, As Adjusted

Net cash provided by operating activities of continuing operations as adjusted was $21.6 million for the nine months ended June 30, 2007 as compared to $21.1 million for the nine months ended June 30, 2006.  The following reconciles net cash provided by operating activities of continuing operations as adjusted to net cash used in operating activities of continuing operations (in thousands):

	Nine Months Ended
	June 30,
	2007	2006
Net cash used in operating activities of continuing operations	$(128,446)	$(48,386)

Adjustments:
Increase in commercial finance investments	137,620	49,444
Changes in operating assets and liabilities	1,734	15,999
Proceeds from sale of a partial partnership interest and other investments	10,647	4,000
Net cash provided by operating activities of continuing operations, as adjusted	$21,555	$21,057